Exhibit 99.1

70 E. Long Lake Rd. Bloomfield Hills, MI 48304 www.agreerealty.com FOR IMMEDIATE RELEASE

Agree Realty Corporation Reports First Quarter 2022 Results

Increases 2022 Acquisition Guidance to $1.4 Billion to $1.6 Billion

Bloomfield Hills, MI, May 3, 2022 -- Agree Realty Corporation (NYSE: ADC) (the “Company”) today announced results for the quarter ended March 31, 2022. All per share amounts included herein are on a diluted per common share basis unless otherwise stated.

First Quarter 2022 Financial and Operating Highlights:

▪	Invested approximately $430 million in 124 retail net lease properties
▪	Commenced a record 15 development or Partner Capital Solutions (“PCS”) projects representing total committed capital of approximately $44 million
▪	Net Income per share attributable to common stockholders increased 0.4% to $0.48
▪	Core Funds from Operations (“Core FFO”) per share increased 15.5% to $0.97
▪	Adjusted Funds from Operations (“AFFO”) per share increased 16.4% to $0.97
▪	Declared an April monthly dividend of $0.234 per share, a 7.8% year-over-year increase
▪	Settled 3,791,964 shares of outstanding forward equity for net proceeds of approximately $251 million
▪	Balance sheet positioned for growth at 4.3 times proforma net debt to recurring EBITDA; 5.0 times excluding unsettled forward equity

Financial Results

Net Income Attributable to Common Stockholders

Net Income for the three months ended March 31, 2022 increased 13.8% to $34.3 million, compared to $30.1 million for the comparable period in 2021. Net Income per share for the three months ended March 31, 2022 increased 0.4% to $0.48, compared to $0.48 per share for the comparable period in 2021.

Core FFO

Core FFO for the three months ended March 31, 2022 increased 30.8% to $69.7 million, compared to Core FFO of $53.3 million for the comparable period in 2021. Core FFO per share for the three months ended March 31, 2022 increased 15.5% to $0.97, compared to Core FFO per share of $0.84 for the comparable period in 2021.

AFFO

AFFO for the three months ended March 31, 2022 increased 31.8% to $69.2 million, compared to AFFO of $52.5 million for the comparable period in 2021. AFFO per share for the three months ended March 31, 2022 increased 16.4% to $0.97, compared to AFFO per share of $0.83 for the comparable period in 2021.

Dividend

In the first quarter, the Company declared monthly cash dividends of $0.227 per common share for each of the months, January, February and March 2022. The monthly dividends reflected an annualized dividend amount of $2.724 per common share, representing a 9.7% increase over the annualized dividend amount of $2.484 per common share from the first quarter of 2021. The dividends represent payout ratios of approximately 70% of Core FFO per share and 71% of AFFO per share, respectively.

1

Subsequent to quarter end, the Company declared a monthly cash dividend of $0.234 per common share for April 2022. The monthly dividend reflects an annualized dividend amount of $2.808 per common share, representing a 7.8% increase over the annualized dividend amount of $2.604 per common share from the second quarter of 2021. The April dividend is payable May 13, 2022 to stockholders of record at the close of business on April 29, 2022.

Additionally, subsequent to quarter end, the Company declared a monthly cash dividend for April on its 4.25% Series A Cumulative Redeemable Preferred Stock of $0.08854 per depositary share, which is equivalent to $1.0625 per annum. The April dividend was paid on May 2, 2022 to stockholders of record at the close of business on April 22, 2022.

CEO Comments

“We are extremely pleased with our strong start to 2022 as evidenced by the increase in our annual acquisition guidance to $1.4 billion to $1.6 billion,” said Joey Agree, President and Chief Executive Officer. “While our acquisition platform continues to source a myriad of opportunities, we commenced a record number of projects through our development and partner capital solutions platforms during the quarter. All three platforms remain focused on leading omni-channel retailers as we maintain a fortress-like balance sheet with liquidity of nearly $1.0 billion.”

Portfolio Update

As of March 31, 2022, the Company’s portfolio consisted of 1,510 properties located in 47 states and contained approximately 31.0 million square feet of gross leasable area.

At quarter-end, the portfolio was 99.6% leased, had a weighted-average remaining lease term of approximately 9.1 years, and generated 67.8% of annualized base rents from investment grade retail tenants.

Ground Lease Portfolio

During the quarter, the Company acquired five ground leases for an aggregate purchase price of approximately $13.2 million, representing 3.1% of annualized base rents acquired.

As of March 31, 2022, the Company’s ground lease portfolio consisted of 186 leases located in 32 states and totaled approximately 4.9 million square feet of gross leasable area. Properties ground leased to tenants represented approximately 13.5% of annualized base rents.

At quarter end, the ground lease portfolio was fully occupied, had a weighted-average remaining lease term of approximately 11.8 years, and generated 87.4% of annualized base rents from investment grade retail tenants.

Acquisitions

Total acquisition volume for the first quarter was approximately $407.2 million and included 106 properties net leased to leading retailers operating in sectors including farm and rural supply, dollar stores, home improvement, general merchandise, tire and auto service, and auto parts. The acquired properties are located in 32 states and leased to tenants operating in 20 sectors.

Notable acquisition activity during the quarter included a 55-property diversified net lease portfolio comprised of leading omni-channel retailers for a purchase price of approximately $180 million. The portfolio generated approximately 90% of annualized base rents from investment grade retailers and had a weighted-average lease term of nearly 10 years.

Acquisitions for the quarter were completed at a weighted-average capitalization rate of 6.0% and had a weighted-average remaining lease term of approximately 9.2 years. Approximately 74.2% of annualized base rents acquired were generated from investment grade retail tenants. Exclusive of the 55-property portfolio acquisition, the properties were acquired at a weighted-average capitalization rate of 6.2%.

The Company's outlook for acquisition volume for the full-year 2022 is being increased to a range of $1.4 billion to $1.6 billion of high-quality retail net lease properties, from a previous range of $1.1 billion to $1.3 billion.

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Dispositions

During the three months ended March 31, 2022, the Company sold one property for gross proceeds of approximately $8.2 million. The disposition was completed at a capitalization rate of 4.2%.

The Company's disposition guidance for 2022 remains between $25 million and $75 million.

Development and PCS

During the first quarter, the Company commenced a record 15 development and PCS projects, with total anticipated costs of approximately $44.0 million. The projects consist of the Company’s sixth Sunbelt Rentals in St. Louis, Missouri; the Company’s fourth Burlington in Turnersville, New Jersey; and 13 geographically diverse Gerber Collision projects.

The Company completed its first development with 7-Eleven in Saginaw, Michigan, while construction continued on two Gerber Collision projects in Pooler, Georgia and New Port Richey, Florida.

For the three months ended March 31, 2022, the Company had 18 development or PCS projects completed or under construction. Anticipated total costs are approximately $53.0 million, including $29.4 million of costs incurred as of quarter end. The following table presents the Company’s 18 development or PCS projects as of March 31, 2022:

Tenant	Location	Lease Structure	Lease Term	Actual or Anticipated Rent Commencement	Status
7-Eleven	Saginaw, MI	Build-to-Suit	15 years	Q1 2022	Complete
Gerber Collision	Pooler, GA	Build-to-Suit	15 years	Q2 2022	Under Construction
Gerber Collision	New Port Richey, FL	Build-to-Suit	15 years	Q3 2022	Under Construction
Sunbelt Rentals	St. Louis, MO	Build-to-Suit	7 years	Q3 2022	Under Construction
Burlington	Turnersville, NJ	Build-to-Suit	10 years	Q1 2023	Under Construction
Gerber Collision	Fort Wayne, IN	Build-to-Suit	15 years	Q1 2023	Under Construction
Gerber Collision	Janesville, WI	Build-to-Suit	15 years	Q1 2023	Under Construction
Gerber Collision	Joplin, MO	Build-to-Suit	15 years	Q1 2023	Under Construction
Gerber Collision	Kimberly, WI	Build-to-Suit	15 years	Q1 2023	Under Construction
Gerber Collision	Lake Charles, LA	Build-to-Suit	15 years	Q1 2023	Under Construction
Gerber Collision	Lake Park, FL	Build-to-Suit	15 years	Q1 2023	Under Construction
Gerber Collision	McDonough, GA	Build-to-Suit	15 years	Q1 2023	Under Construction
Gerber Collision	Ocala, FL	Build-to-Suit	15 years	Q1 2023	Under Construction
Gerber Collision	Toledo, OH	Build-to-Suit	15 years	Q1 2023	Under Construction
Gerber Collision	Venice, FL	Build-to-Suit	15 years	Q1 2023	Under Construction
Gerber Collision	Winterville, NC	Build-to-Suit	15 years	Q1 2023	Under Construction
Gerber Collision	Woodstock, IL	Build-to-Suit	15 years	Q1 2023	Under Construction
Gerber Collision	Yorkville, IL	Build-to-Suit	15 years	Q1 2023	Under Construction

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Leasing Activity and Expirations

During the first quarter, the Company executed new leases, extensions or options on approximately 358,000 square feet of gross leasable area throughout the existing portfolio.

As of March 31, 2022, the Company’s 2022 lease maturities represented 0.4% of annualized base rents. The following table presents contractual lease expirations within the Company’s portfolio as of March 31, 2022, assuming no tenants exercise renewal options:

Year	Leases	Annualized Base Rent (1)	% of ABR	Gross Leasable Area (“GLA”)	% of GLA
2022	8	1,413	0.4%	90	0.3%
2023	49	9,829	2.5%	1,083	3.5%
2024	44	13,361	3.4%	1,570	5.1%
2025	68	17,064	4.3%	1,721	5.6%
2026	105	21,736	5.5%	2,279	7.4%
2027	107	24,761	6.2%	2,249	7.3%
2028	112	29,060	7.3%	2,620	8.5%
2029	141	39,384	9.9%	3,586	11.6%
2030	236	48,399	12.2%	3,505	11.3%
2031	150	36,164	9.1%	2,619	8.5%
Thereafter	606	155,288	39.2%	9,569	30.9%
Total Portfolio	1,626	$396,459	100.0%	30,891	100.0%

The contractual lease expirations presented above exclude the effect of replacement tenant leases that had been executed as of March 31, 2022 but that had not yet commenced. Annualized Base Rent and gross leasable area (square feet) are in thousands; any differences are the result of rounding.

(1)	Annualized Base Rent (“ABR”) represents the annualized amount of contractual minimum rent required by tenant lease agreements as of March 31, 2022, computed on a straight-line basis. Annualized Base Rent is not, and is not intended to be, a presentation in accordance with generally accepted accounting principles (“GAAP”). The Company believes annualized contractual minimum rent is useful to management, investors, and other interested parties in analyzing concentrations and leasing activity.

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Top Tenants

The following table presents annualized base rents for all tenants that represent 1.5% or greater of the Company’s total annualized base rent as of March 31, 2022:

Tenant	Annualized Base Rent(1)	% of ABR
Walmart	$26,055	6.6%
Tractor Supply	17,808	4.5%
Dollar General	16,252	4.1%
Best Buy	13,168	3.3%
TJX Companies	12,629	3.2%
O'Reilly Auto Parts	12,253	3.1%
CVS	11,698	3.0%
Hobby Lobby	10,931	2.8%
Kroger	10,798	2.7%
Lowe's	10,543	2.7%
Sherwin-Williams	10,446	2.6%
Burlington	9,487	2.4%
Wawa	9,462	2.4%
Sunbelt Rentals	9,239	2.3%
Dollar Tree	9,063	2.3%
TBC Corporation	8,264	2.1%
Home Depot	7,671	1.9%
AutoZone	7,013	1.8%
LA Fitness(2)	6,058	1.5%
Other(3)	177,621	44.7%
Total Portfolio	$396,459	100.0%

Annualized Base Rent is in thousands; any differences are the result of rounding.

(1)	Refer to footnote 1 on page 4 for the Company’s definition of Annualized Base Rent.
(2)	The Company acquired one LA Fitness asset during the first quarter as part of a portfolio transaction. The ownership of the asset was then sold in April 2022, reducing the Company’s LA Fitness exposure to 1.3% of ABR.
(3)	Includes tenants generating less than 1.5% of Annualized Base Rent.

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Retail Sectors

The following table presents annualized base rents for all of the Company’s retail sectors as of March 31, 2022:

Sector	Annualized Base Rent(1)	% of ABR
Grocery Stores	$39,325	9.9%
Home Improvement	37,102	9.4%
Tire and Auto Service	30,604	7.7%
Convenience Stores	30,598	7.7%
General Merchandise	25,720	6.5%
Off-Price Retail	24,340	6.2%
Auto Parts	23,920	6.0%
Dollar Stores	23,851	6.0%
Farm and Rural Supply	19,797	5.0%
Pharmacy	18,365	4.6%
Consumer Electronics	14,969	3.8%
Crafts and Novelties	13,160	3.3%
Equipment Rental	9,565	2.4%
Health Services	8,787	2.2%
Warehouse Clubs	8,314	2.1%
Health and Fitness(2)	8,214	2.1%
Discount Stores	7,945	2.0%
Restaurants - Quick Service	7,803	2.0%
Dealerships	6,475	1.6%
Home Furnishings	6,322	1.6%
Restaurants - Casual Dining	4,795	1.2%
Specialty Retail	4,495	1.1%
Financial Services	4,022	1.0%
Theaters	3,854	1.0%
Sporting Goods	3,243	0.8%
Pet Supplies	2,604	0.7%
Entertainment Retail	2,333	0.6%
Beauty and Cosmetics	1,553	0.4%
Shoes	1,237	0.3%
Apparel	1,208	0.3%
Miscellaneous	1,079	0.3%
Office Supplies	860	0.2%
Total Portfolio	$396,459	100.0%

Annualized Base Rent is in thousands; any differences are the result of rounding.

(1)	Refer to footnote 1 on page 4 for the Company’s definition of Annualized Base Rent.
(2)	The Company acquired one LA Fitness asset during the first quarter as part of a portfolio transaction. The ownership of the asset was then sold in April 2022, reducing the Company’s Health and Fitness exposure to 1.8% of ABR.

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Geographic Diversification

The following table presents annualized base rents for all states that represent 2.5% or greater of the Company’s total annualized base rent as of March 31, 2022:

State	Annualized Base Rent(1)	% of ABR
Texas	$29,167	7.4%
Ohio	22,718	5.7%
Illinois	22,562	5.7%
Florida	21,933	5.5%
Michigan	21,743	5.5%
North Carolina	20,826	5.3%
New Jersey	19,559	4.9%
Pennsylvania	17,132	4.3%
California	16,095	4.1%
New York	14,458	3.6%
Georgia	13,818	3.5%
Virginia	12,930	3.3%
Wisconsin	10,778	2.7%
Connecticut	10,120	2.6%
Other(2)	142,620	35.9%
Total Portfolio	$396,459	100.0%

Annualized Base Rent is in thousands; any differences are the result of rounding.

(1)	Refer to footnote 1 on page 4 for the Company’s definition of Annualized Base Rent.
(2)	Includes states generating less than 2.5% of Annualized Base Rent.

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Capital Markets and Balance Sheet

Capital Markets

During the first quarter, the Company settled 3,791,964 shares under existing forward sale agreements and received net proceeds of approximately $250.8 million. At quarter end, the Company had 4,083,332 shares remaining to be settled under its December 2021 forward equity offering, which is anticipated to raise net proceeds of approximately $262.9 million after deducting fees and expenses and making certain other adjustments as provided in the equity distribution agreements.

The following table presents the Company’s outstanding forward equity offerings as of March 31, 2022:

Forward Equity Offerings	Shares Sold	Shares Settled	Shares Remaining	Net Proceeds Received	Anticipated Net Proceeds Remaining
December 2021 Forward Offering	5,750,000	1,666,668	4,083,332	107,698,116	$262,939,872
Total Forward Equity Offerings	5,750,000	1,666,668	4,083,332	107,698,116	$262,939,872

Balance Sheet

As of March 31, 2022, the Company’s net debt to recurring EBITDA was 5.0 times. The Company’s proforma net debt to recurring EBITDA was 4.3 times when deducting the $262.9 million of anticipated net proceeds from the outstanding forward equity offerings from the Company’s net debt of $1.8 billion as of March 31, 2022. The Company’s fixed charge coverage ratio was 5.2 times as of the end of the first quarter.

The Company’s total debt to enterprise value was 26.5% as of March 31, 2022. Enterprise value is calculated as the sum of net debt, the liquidation value of the Company’s preferred stock, and the market value of the Company’s outstanding shares of common stock, assuming conversion of Agree Limited Partnership (the “Operating Partnership” or “OP”) common units into common stock of the Company.

For the three months ended March 31, 2022, the Company's fully diluted weighted-average shares outstanding were 71.3 million. The basic weighted-average shares outstanding for the three months ended March 31, 2022 were 71.2 million.

For the three months ended March 31, 2022, the Company's fully diluted weighted-average shares and units outstanding were 71.7 million. The basic weighted-average shares and units outstanding for the three months ended March 31, 2022 were 71.6 million.

The Company's assets are held by, and its operations are conducted through, the Operating Partnership, of which the Company is the sole general partner. As of March 31, 2022, there were 347,619 Operating Partnership common units outstanding and the Company held a 99.5% common interest in the Operating Partnership.

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Conference Call/Webcast

The Company will host its quarterly analyst and investor conference call on Wednesday, May 4, 2022 at 8:30 AM ET. To participate in the conference call, please dial (866) 363-3979 approximately ten minutes before the call begins.

Additionally, a webcast of the conference call will be available through the Company’s website. To access the webcast, visit www.agreerealty.com ten minutes prior to the start time of the conference call and go to the Investors section of the website. A replay of the conference call webcast will be archived and available online through the Investors section of www.agreerealty.com.

About Agree Realty Corporation

Agree Realty Corporation is a publicly traded real estate investment trust that is RETHINKING RETAIL through the acquisition and development of properties net leased to industry-leading, omni-channel retail tenants. As of March 31, 2022, the Company owned and operated a portfolio of 1,510 properties, located in 47 states and containing approximately 31.0 million square feet of gross leasable area. The Company’s common stock is listed on the New York Stock Exchange under the symbol “ADC”. For additional information on the Company and RETHINKING RETAIL, please visit www.agreerealty.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about projected financial and operating results, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Although these forward-looking statements are based on good faith beliefs, reasonable assumptions and the Company’s best judgment reflecting current information, you should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect the Company’s results of operations, financial condition, cash flows, performance or future achievements or events. Currently, one of the most significant factors, however, is the potential adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets. The extent to which COVID-19 impacts the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified in the risk factors discussed in the Company’s Annual Report on Form 10-K and subsequent quarterly reports filed with the Securities and Exchange Commission (the “SEC”), as well as the risks set forth below, as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. Additional important factors, among others, that may cause the Company’s actual results to vary include the general deterioration in national economic conditions, weakening of real estate markets, decreases in the availability of credit, increases in interest rates, adverse changes in the retail industry, the Company’s continuing ability to qualify as a REIT and other factors discussed in the Company’s reports filed with the SEC. The forward-looking statements included in this press release are made as of the date hereof. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, changes in the Company’s expectations or assumptions or otherwise.

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For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.agreerealty.com.

The Company defines the “weighted-average capitalization rate” for acquisitions and dispositions as the sum of contractual fixed annual rents computed on a straight-line basis over the primary lease terms and anticipated annual net tenant recoveries, divided by the purchase and sale prices.

References to “Core FFO” and “AFFO” in this press release are representative of Core FFO attributable to OP common unitholders and AFFO attributable to OP common unitholders. Detailed calculations for these measures are shown in the Reconciliation of Net Income to FFO, Core FFO and Adjusted FFO table as “Core Funds From Operations – OP Common Unitholders” and “Adjusted Funds from Operations – OP Common Unitholders”.

###

Contact:

Peter Coughenour

Chief Financial Officer

Agree Realty Corporation

(248) 737-4190

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Agree Realty Corporation

Consolidated Balance Sheet

($ in thousands, except share and per-share data)

(Unaudited)

	March 31, 2022	December 31, 2021
Assets:
Real Estate Investments:
Land	$1,658,905	$1,559,434
Buildings	3,286,755	3,034,391
Accumulated depreciation	(253,180)	(233,862)
Property under development	39,218	7,148
Net real estate investments	4,731,698	4,367,111
Real estate held for sale, net	-	5,676
Cash and cash equivalents	24,888	43,252
Cash held in escrows	878	1,998
Accounts receivable - tenants, net	59,411	53,442
Lease Intangibles, net of accumulated amortization of $198,936 and $180,532 at March 31, 2022 and December 31, 2021, respectively	716,509	672,020
Other assets, net	105,206	83,407
Total Assets	$5,638,590	$5,226,906

Liabilities:
Mortgage notes payable, net	$32,249	$32,429
Unsecured term loans, net	-	-
Senior unsecured notes, net	1,495,650	1,495,200
Unsecured revolving credit facility	320,000	160,000
Dividends and distributions payable	17,763	16,881
Accounts payable, accrued expenses and other liabilities	63,476	70,005
Lease intangibles, net of accumulated amortization of $31,184 and $29,726 at March 31, 2022 and December 31, 2021, respectively	33,711	33,075
Total Liabilities	$1,962,849	$1,807,590

Equity:
Preferred Stock, $.0001 par value per share, 4,000,000 shares authorized, 7,000 shares Series A outstanding, at stated liquidation value of $25,000 per share, at March 31, 2022 and December 31, 2021	175,000	175,000
Common stock, $.0001 par value, 180,000,000 shares authorized, 75,174,580 and 71,285,311 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	8	7
Additional paid-in capital	3,646,770	3,395,549
Dividends in excess of net income	(162,765)	(147,366)
Accumulated other comprehensive income (loss)	15,060	(5,503)
Total Equity - Agree Realty Corporation	$3,674,073	$3,417,687
Non-controlling interest	1,668	1,629
Total Equity	$3,675,741	$3,419,316
Total Liabilities and Equity	$5,638,590	$5,226,906

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Agree Realty Corporation

Consolidated Statements of Operations and Comprehensive Income

($ in thousands, except share and per share-data)

(Unaudited)

	Three months ended March 31,
	2022	2021
Revenues
Rental Income	$98,312	$77,760
Other	30	69
Total Revenues	$98,342	$77,829

Operating Expenses
Real estate taxes	$7,611	$5,696
Property operating expenses	4,477	3,541
Land lease expense	402	346
General and administrative	7,622	6,879
Depreciation and amortization	28,561	21,489
Provision for impairment	1,015	-
Total Operating Expenses	$49,688	$37,951

Gain (loss) on sale of assets, net	2,310	2,945
Gain (loss) on involuntary conversion, net	(25)	117

Income from Operations	$50,939	$42,940

Other (Expense) Income
Interest expense, net	$(13,931)	$(11,653)
Income tax (expense) benefit	(719)	(1,009)

Net Income	$36,289	$30,278

Less Net Income Attributable to Non-Controlling Interest	176	166

Net Income Attributable to Agree Realty Corporation	$36,113	$30,112

Less Series A Preferred Stock Dividends	1,859	-

Net Income Attributable to Common Stockholders	$34,254	$30,112

Net Income Per Share Attributable to Common Stockholders
Basic	$0.48	$0.48
Diluted	$0.48	$0.48

Other Comprehensive Income
Net Income	$36,289	$30,278
Amortization of interest rate swaps	82	500
Change in fair value and settlement of interest rate swaps	20,581	25,146
Total Comprehensive Income (Loss)	56,952	55,924
Comprehensive Income Attributable to Non-Controlling Interest	(276)	(304)
Comprehensive Income Attributable to Agree Realty Corporation	$56,676	$55,620

Weighted Average Number of Common Shares Outstanding - Basic	71,228,930	62,828,897
Weighted Average Number of Common Shares Outstanding - Diluted	71,336,103	62,940,360

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Agree Realty Corporation

Reconciliation of Net Income to FFO, Core FFO and Adjusted FFO

($ in thousands, except share and per-share data)

(Unaudited)

	Three months ended March 31,
	2022	2021
Net Income	$36,289	$30,278
Less Series A Preferred Stock Dividends	1,859	-
Net Income attributable to OP Common Unitholders	34,430	30,278
Depreciation of rental real estate assets	19,470	15,292
Amortization of lease intangibles - in-place leases and leasing costs	8,924	6,050
Provision for impairment	1,015	-
(Gain) loss on sale or involuntary conversion of assets, net	(2,285)	(3,062)
Funds from Operations - OP Common Unitholders	$61,554	$48,558
Amortization of above (below) market lease intangibles, net	8,178	4,756
Core Funds from Operations - OP Common Unitholders	$69,732	$53,314
Straight-line accrued rent	(3,135)	(2,597)
Stock based compensation expense	1,635	1,364
Amortization of financing costs	788	268
Non-real estate depreciation	167	147
Adjusted Funds from Operations - OP Common Unitholders	$69,187	$52,496

Funds from Operations Per Common Share and OP Unit - Basic	$0.86	$0.77
Funds from Operations Per Common Share and OP Unit - Diluted	$0.86	$0.77

Core Funds from Operations Per Common Share and OP Unit - Basic	$0.97	$0.84
Core Funds from Operations Per Common Share and OP Unit - Diluted	$0.97	$0.84

Adjusted Funds from Operations Per Common Share and OP Unit - Basic	$0.97	$0.83
Adjusted Funds from Operations Per Common Share and OP Unit - Diluted	$0.97	$0.83

Weighted Average Number of Common Shares and OP Units Outstanding - Basic	71,576,549	63,176,516
Weighted Average Number of Common Shares and OP Units Outstanding - Diluted	71,683,722	63,287,979

Additional supplemental disclosure
Scheduled principal repayments	$208	$195
Capitalized interest	112	75
Capitalized building improvements	1,100	174

Non-GAAP Financial Measures

Funds from Operations (“FFO” or “Nareit FFO”)
FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”) to mean net income computed in accordance with GAAP, excluding gains (or losses) from sales of real estate assets and/or changes in control, plus real estate related depreciation and amortization and any impairment charges on depreciable real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. FFO should not be considered an alternative to net income as the primary indicator of the Company’s operating performance, or as an alternative to cash flow as a measure of liquidity. Further, while the Company adheres to the Nareit definition of FFO, its presentation of FFO is not necessarily comparable to similarly titled measures of other REITs due to the fact that all REITs may not use the same definition.

Core Funds from Operations (“Core FFO”)
The Company defines Core FFO as Nareit FFO with the addback of (i) noncash amortization of above- and below- market lease intangibles and (ii) certain infrequently occurring items that reduce or increase net income in accordance with GAAP. Management believes that its measure of Core FFO facilitates useful comparison of performance to its peers who predominantly transact in sale-leaseback transactions and are thereby not required by GAAP to allocate purchase price to lease intangibles.  Unlike many of its peers, the Company has acquired the substantial majority of its net-leased properties through acquisitions of properties from third parties or in connection with the acquisitions of ground leases from third parties. Core FFO should not be considered an alternative to net income as the primary indicator of the Company’s operating performance, or as an alternative to cash flow as a measure of liquidity. Further, the Company’s presentation of Core FFO is not necessarily comparable to similarly titled measures of other REITs due to the fact that all REITs may not use the same definition.

Adjusted Funds from Operations (“AFFO”)
AFFO is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO further adjusts FFO and Core FFO for certain non-cash items that reduce or increase net income computed in accordance with GAAP. Management considers AFFO a useful supplemental measure of the Company’s performance, however, AFFO should not be considered an alternative to net income as an indication of its performance, or to cash flow as a measure of liquidity or ability to make distributions. The Company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore may not be comparable to such other REITs.

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Agree Realty Corporation

Reconciliation of Net Debt to Recurring EBITDA

($ in thousands, except share and per-share data)

(Unaudited)

	Three months ended March 31,
	2022
Net Income	$36,289
Interest expense, net	13,931
Income tax expense	719
Depreciation of rental real estate assets	19,470
Amortization of lease intangibles - in-place leases and leasing costs	8,924
Non-real estate depreciation	167
Provision for impairment	1,015
(Gain) loss on sale or involuntary conversion of assets, net	(2,285)
EBITDAre	$78,230

Run-Rate Impact of Investment, Disposition and Leasing Activity	$4,654
Amortization of above (below) market lease intangibles, net	8,178
Recurring EBITDA	$91,062

Annualized Recurring EBITDA	$364,248

Total Debt	$1,862,428
Cash, cash equivalents and cash held in escrows	(25,766)
Net Debt	$1,836,662

Net Debt to Recurring EBITDA	5.0	x

Net Debt	$1,836,662
Anticipated Net Proceeds from December 2021 Forward Offering	(262,940)
Proforma Net Debt	$1,573,722

Proforma Net Debt to Recurring EBITDA	4.3	x

Non-GAAP Financial Measures

 EBITDAre
EBITDAre is defined by Nareit to mean net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization, any gains (or losses) from sales of real estate assets and/or changes in control, any impairment charges on depreciable real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. The Company considers the non-GAAP measure of EBITDAre to be a key supplemental measure of the Company's performance and should be considered along with, but not as an alternative to, net income or loss as a measure of the Company's operating performance. The Company considers EBITDAre a key supplemental measure of the Company's operating performance because it provides an additional supplemental measure of the Company's performance and operating cash flow that is widely known by industry analysts, lenders and investors. The Company’s calculation of EBITDAre may not be comparable to EBITDAre reported by other REITs that interpret the Nareit definition differently than the Company.

Recurring EBITDA
The Company defines Recurring EBITDA as EBITDAre with the addback of noncash amortization of above- and below- market lease intangibles, and after adjustments for the run-rate impact of the Company's investment and disposition activity for the period presented, as well as adjustments for non-recurring benefits or expenses. The Company considers the non-GAAP measure of Recurring EBITDA to be a key supplemental measure of the Company's performance and should be considered along with, but not as an alternative to, net income or loss as a measure of the Company's operating performance. The Company considers Recurring EBITDA a key supplemental measure of the Company's operating performance because it represents the Company's earnings run rate for the period presented and because it is widely followed by industry analysts, lenders and investors.  Our Recurring EBITDA may not be comparable to Recurring EBITDA reported by other companies that have a different interpretation of the definition of Recurring EBITDA. Our ratio of net debt to Recurring EBITDA is used by management as a measure of leverage and may be useful to investors in understanding the Company’s ability to service its debt, as well as assess the borrowing capacity of the Company.  Our ratio of net debt to Recurring EBITDA is calculated by taking annualized Recurring EBITDA and dividing it by our net debt per the consolidated balance sheet.

Net Debt
The Company defines Net Debt as total debt less cash, cash equivalents and cash held in escrows. The Company considers the non-GAAP measure of Net Debt to be a key supplemental measure of the Company's overall liquidity, capital structure and leverage. The Company considers Net Debt a key supplemental measure because it provides industry analysts, lenders and investors useful information in understanding our financial condition. The Company’s calculation of Net Debt may not be comparable to Net Debt reported by other REITs that interpret the definition differently than the Company.  The Company presents Net Debt on both an actual and proforma basis, assuming the net proceeds of the Forward Offerings (see below) are used to pay down debt. The Company believes the proforma measure may be useful to investors in understanding the potential effect of the Forward Offerings on the Company’s capital structure, its future borrowing capacity, and its ability to service its debt.

Forward Offerings
In December 2021, the Company completed an underwritten public offering of 5,750,000 shares of common stock, including the full exercise of the underwriters' option to purchase additional shares, in connection with forward sale agreements. In March 2022, the Company settled 1,666,668 shares and received net proceeds of approximately $107.7 million. The 4,083,332 shares remaining under the December 2021 Forward Offering are anticipated to raise net proceeds of approximately $262.9 million based on the applicable forward sale price as of March 31, 2022. The Company is contractually obligated to settle the offering by December 2022.

14

Agree Realty Corporation

Rental Income

($ in thousands, except share and per share-data)

(Unaudited)

	Three months ended March 31,
	2022	2021
Rental Income Source(1)
Minimum rents(2)	$91,441	$70,960
Percentage rents(2)	635	486
Operating cost reimbursement(2)	11,279	8,473
Straight-line rental adjustments(3)	3,135	2,597
Amortization of (above) below market lease intangibles(4)	(8,178)	(4,756)
Total Rental Income	$98,312	$77,760

(1)   The Company adopted Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 842 “Leases” using the modified retrospective approach as of January 1, 2019.  The Company adopted the practical expedient in FASB ASC 842 that alleviates the requirement to separately present lease and non-lease components of lease contracts. As a result, all income earned pursuant to tenant leases is reflected as one line, “Rental Income,” in the consolidated statement of operations.  The purpose of this table is to provide additional supplementary detail of Rental Income.

(2)   Represents contractual rentals and/or reimbursements as required by tenant lease agreements, recognized on an accrual basis of accounting.  The Company believes that the presentation of contractual lease income is not, and is not intended to be, a presentation in accordance with GAAP. The Company believes this information is frequently used by management, investors, analysts and other interested parties to evaluate the Company’s performance.

(3)   Represents adjustments to recognize minimum rents on a straight-line basis, consistent with the requirements of FASB ASC 842.

(4)   In allocating the fair value of an acquired property, above- and below-market lease intangibles are recorded based on the present value of the difference between the contractual amounts to be paid pursuant to the leases at the time of acquisition and the Company’s estimate of current market lease rates for the property.

15